PRICING SUPPLEMENT                                          File No. 333-132911
-------------------                                              Rule 424(b)(3)
(To MTN Prospectus Supplement, General Prospectus Supplement
  and Prospectus, each dated March 31, 2006)
Pricing Supplement Number: 2601

                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series C
                  Due Nine Months or More from Date of Issue

                              Floating Rate Notes

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
Principal Amount:      $50,000,000                       Original Issue Date:     November 30, 2006

CUSIP Number:          59018YYT2                         Stated Maturity Date:    March 30, 2011

Issue Price:           100.00%

Interest Calculation:                                    Day Count Convention:
---------------------                                    ---------------------
|x|   Regular Floating Rate Note                         |x|  Actual/360
| |   Inverse Floating Rate Note                         | |  30/360
       (Fixed Interest Rate):                            | |  Actual/Actual

Interest Rate Basis:
|x|   LIBOR                                              | |  Commercial Paper Rate
| |   CMT Rate                                           | |  Eleventh District Cost of Funds Rate
| |   Prime Rate                                         | |  CD Rate
| |   Federal Funds Rate                                 | |  Other (see attached)
| |   Treasury Rate

 Designated CMT Page:                                    Designated LIBOR Page:
      CMT Moneyline Telerate Page:                                 LIBOR Moneyline Telerate Page: 3750
                                                                            LIBOR Reuters Page:

Index Maturity:            One Month                     Minimum Interest Rate:   Not Applicable

Spread:                    0.1600%                       Maximum Interest Rate:   Not Applicable

Initial Interest Rate:     Calculated as if the          Spread Multiplier:       Not Applicable
                           Original Issue Date was
                           an Interest Reset Date

Interest Reset Dates:      Monthly, on the 30th, commencing on
                           December 29, 2006, subject to modified following Business Day convention.

Interest Payment Dates:    Monthly, on the 30th, commencing on
                           December 29, 2006, subject to modified following Business Day convention.
                           Short Stub at the first payment.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                      The Notes are being issued in fully registered book-entry form.

Trustee:                   The Bank of New York

Underwriting Discount:     0.0000%

Dated:                     November 09, 2006

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